News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:        R. Todd Noden
Chief Financial Officer
(205) 909-4808

BOOKS-A-MILLION, INC. ANNOUNCES FOURTH QUARTER RESULTS
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Bookstore Sales Trends Improve

BIRMINGHAM, AL (March 20, 2014) – Books-A-Million, Inc. (NASDAQ:BAMM) today announced financial results for the 13-week and 52-week periods ended February 1, 2014.  Revenues for the 13-week period ended February 1, 2014 decreased 3.7% to $157.9 million, compared with revenues of $163.9 million in the 14-week year-earlier period.  Comparable store sales for the fourth quarter, which include comparable 13-week periods this year and last year declined 1.8%, compared with the same period last year. Operating income decreased 7.5% to $13.5 million for the 13-week period ended February 1, 2014, compared with operating income of $14.6 million in the 14-week period ended February 2, 2013. Net income from continuing operations for the fourth quarter was $11.2 million, or $0.77 per diluted share, compared with net income from continuing operations of $8.1 million, or 0.52 per diluted share, in the year-earlier period.

For the 52-week period ended February 1, 2014, revenues decreased 5.6% to $470.3 million from net revenues of $498.4 million in the 53-week year-earlier period. Comparable store sales, which include comparable 52-week periods this year and last year, declined 6.8%. Operating loss was $1.5 million for the 52-week period ended February 1, 2014, compared with operating income of $7.0 million in the 53-week period ended February 2, 2013.  For the 52-week period ended February 1, 2014, the Company reported a net loss from continuing operations of $8.7 million, or $0.54 per diluted share, compared with net income from continuing operations of $2.6 million, or $0.16 per diluted share, in the year-earlier period.

Commenting on the results, Terrance G. Finley, Chief Executive Officer and President, said, "We were pleased with our performance in the fourth quarter.  We saw our core book business improve from the trends we experienced earlier in the year driven by a strong lineup of new titles.  Our new business initiatives also performed well supported by consumer enthusiasm in pop culture, movies and media.  Our team executed our plan admirably despite the challenges presented by the weather in both December and January.”

ABOUT BOOKS-A-MILLION, INC.
Books-A-Million, Inc. is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 256 stores in 33 states and the District of Columbia. The Company operates large superstores under the names Books-A-Million (BAM!), Books & Co. and 2nd & Charles and traditional bookstores operating under the names Bookland and Books-A-Million. Also included in the Company’s retail operations is the operation of Yogurt Mountain Holding, LLC, a retailer and franchisor of self-serve frozen yogurt stores with 43 locations. The Company also develops and manages commercial real estate investments through its subsidiary, Preferred Growth Properties. The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM. For more information, visit the Company’s corporate website at www.booksamillioninc.com.

Follow Books-A-Million on Twitter (http://twitter.com/booksamillion) and like us on Facebook (http://facebook.com/booksamillion).
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BAMM Announces Fourth Quarter 2014 Results

March 20, 2014

BOOKS-A-MILLION, INC.
Unaudited Consolidated Financial Highlights
(In thousands, except per share data and share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	February 1, 2014	February 2, 2013 (a)	February 1, 2014	February 2, 2013 (a)
	13 Weeks	14 Weeks	52 Weeks	53 Weeks
Revenue
Net sales	$157,297	$163,663	$468,420	$497,946
Other revenue	609	275	1,881	493
Total revenues	157,906	163,938	470,301	498,439
Cost of products sold, including warehouse distribution and store occupancy costs	106,998	110,223	333,791	353,447
Gross profit	50,908	53,715	136,510	144,992
Operating, selling and administrative expenses	32,555	34,698	119,638	121,267
Depreciation and amortization	4,868	4,423	18,351	16,765
Operating income (loss) from continuing operations	13,485	14,594	(1,479)	6,960
Interest expense, net	567	400	2,079	1,729
Income (loss) from continuing operations, before income Taxes	12,918	14,194	(3,558)	5,231
Income tax expense (benefit)	1,803	5,586	5,289	1,874
Net income (loss) from continuing operations before equity method investment	11,115	8,608	(8,847)	3,357
Net income (loss) on equity method investment	44	(531)	157	(782)
Net income (loss) from continuing operations	11,159	8,077	(8,690)	2,575
Income (loss) from discontinued operations	(6)	66	(130)	(30)
Net income (loss)	$11,153	$8,143	$(8,820)	$2,545
Less net loss attributable to noncontrolling interest	(562)	--	(779)	--
Net income (loss) attributable to Books-A-Million	$11,715	$8,143	$(8,041)	$2,545

Net income (loss) per share:
Basic
Net income (loss) from continuing operations attributable to Books-A-Million	$0.77	$0.52	$(0.54)	$0.16
Net income (loss) from discontinued operations attributable to Books-A-Million	(0.00)	0.00	(0.01)	(0.00)
Net income (loss) per common share attributable to Books-A-Million	$0.77	$0.52	$(0.55)	$0.16
Weighted average number of shares outstanding	14,659	15,008	14,708	15,246
Diluted
Net income (loss) from continuing operations attributable to Books-A-Million	$0.77	$0.52	$(0.54)	$0.16
Net income (loss) from discontinued operations attributable to Books-A-Million	(0.00)	0.00	(0.01)	(0.00)
Net income (loss) per common share attributable to Books-A-Million	$0.77	$0.52	$(0.55)	$0.16
Weighted average number of shares outstanding	14,659	15,008	14,708	15,246

(a)
The results for the 14-weeks and 53-weeks ended February 2, 2013, contain certain reclassifications for discontinued operations and other insignificant reclassifications necessary to conform to the presentation of the 13-weeks and 52-weeks ended February 1, 2014.

(b)
Basic and diluted net income per share amounts were calculated using the two-class method. Net income used in these calculations is exclusive of undistributed earnings allocated to non-vested shareholders of $0.5 million and $0.3 million for the fiscal quarters ended February 1, 2014 and February 2, 2013, respectively, and $0.1 million for the fiscal year ended February 2, 2013.

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BAMM Announces Fourth Quarter 2014 Results

March 20, 2014
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative; and the impact of the availability of e-content and the e-reader market. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
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